Exhibit 99.1

Atkore Inc. Announces First Quarter 2026 Results

•Net sales of $655.5 million, down 0.9% versus prior year
•Net income per diluted share decreased by $0.87 versus prior year to $0.44; Adjusted net income per diluted share decreased by $0.80 versus prior year to $0.83
•Net income decreased by $31.3 million versus prior year to $15.0 million; Adjusted EBITDA decreased by $30.0 million versus prior year to $69.1 million
•2026 full-year Adjusted EBITDA outlook midpoint of $350 million; full-year Adjusted net income per diluted share midpoint to $5.30
•On January 28, 2026, Atkore’s Board of Directors approved a quarterly dividend payment of $0.33 per share of common stock payable on February 27, 2026 to stockholders of record on February 17, 2026

HARVEY, IL. — February 3, 2026 (BUSINESS WIRE) - Atkore Inc. (the “Company” or “Atkore”) (NYSE: ATKR) announced earnings for its fiscal 2026 first quarter ended December 26, 2025.

“Atkore’s first quarter results were above our expectations in several areas of the business,” said Bill Waltz, Atkore President and Chief Executive Officer. “We are pleased to highlight that our results include both volume growth and productivity gains. In addition, during the quarter we divested our Tectron mechanical tube product line which is another action taken as part of our broader review of strategic alternatives. This divestiture helps Atkore focus on its core electrical infrastructure portfolio.”
Waltz continued, “We also recently published our 2025 Sustainability Report highlighting our progress and activities related to environmental health and safety, and employee engagement. We are pleased with what we’ve been able to accomplish across a variety of key areas including the achievement of our Company goals.”

2026 First Quarter Results

	Three months ended
(in thousands)	December 26, 2025	December 27, 2024	Change	% Change
Net sales
Electrical	$469,554	$465,355	$4,199	0.9%
Safety & Infrastructure	186,252	196,724	(10,472)	(5.3)%
Eliminations	(258)	(482)	224	(46.5)%
Consolidated operations	$655,548	$661,597	$(6,049)	(0.9)%

Net (loss) income	$15,034	$46,336	$(31,302)	(67.6)%

Adjusted EBITDA
Electrical	$55,102	$92,387	$(37,285)	(40.4)%
Safety & Infrastructure	30,187	15,579	14,608	93.8%
Unallocated	(16,143)	(8,816)	(7,327)	83.1%
Consolidated operations	$69,146	$99,150	$(30,004)	(30.3)%

Exhibit 99.1

Net sales decreased by $6.0 million, or 0.9%, to $655.5 million for the three months ended December 26, 2025, compared to $661.6 million for the three months ended December 27, 2024. The decrease in net sales is primarily attributed to decreased average selling prices across the Company’s products of $18.1 million and the impact of divestitures in fiscal 2025 of $5.2 million, partially offset by increased sales volume of $15.3 million.

Gross profit decreased by $45.2 million, or 26.4%, to $125.9 million for the three months ended December 26, 2025, as compared to $171.1 million for the prior-year period. Gross margin decreased to 19.2% for the three months ended December 26, 2025, as compared to 25.9% for the prior-year period. Gross profit decreased primarily due to declines in average selling prices of $18.1 million and increased input costs of $25.3 million.

Net income decreased by $31.3 million, or 67.6%, to $15.0 million for the three months ended December 26, 2025 compared to $46.3 million of net income for the prior-year period primarily due to lower gross profit of $45.2 million and increased selling, general and administrative expense of $8.1 million partially offset by lower income tax expense of $11.8 million and lower intangible amortization of $5.4 million.

Adjusted EBITDA decreased by $30.0 million, or 30.3%, to $69.1 million for the three months ended December 26, 2025 compared to $99.1 million for the three months ended December 27, 2024. The decrease was primarily due to lower gross profit.

Net income per diluted share prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $0.44 for the three months ended December 26, 2025, as compared to $1.31 in the prior-year period. Adjusted net income per diluted share decreased by $0.80 to $0.83 for the three months ended December 26, 2025, as compared to $1.63 in the prior year period. The decrease in diluted earnings per share is primarily attributed to lower net income in the quarter.

Segment Results

Electrical

Net sales increased by $4.2 million, or 0.9%, to $469.6 million for the three months ended December 26, 2025 compared to $465.4 million for the three months ended December 27, 2024. The increase in net sales is primarily attributed to increased sales volume of $23.4 million, partially offset by decreased average selling prices of $18.1 million.

Adjusted EBITDA for the three months ended December 26, 2025 decreased by $37.3 million, or 40.4%, to $55.1 million from $92.4 million for the three months ended December 27, 2024. Adjusted EBITDA margin decreased to 11.7% for the three months ended December 26, 2025 compared to 19.9% for the three months ended December 27, 2024. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was largely due to lower average selling prices and higher input costs.

Safety & Infrastructure

Net sales decreased by $10.5 million, or 5.3%, for the three months ended December 26, 2025 to $186.3 million compared to $196.7 million for the three months ended December 27, 2024. The decrease is primarily attributed to lower sales volume of $8.1 million.

Adjusted EBITDA increased by $14.6 million, or 93.8%, to $30.2 million for the three months ended December 26, 2025 compared to $15.6 million for the three months ended December 27, 2024. Adjusted EBITDA margin increased to 16.2% for the three months ended December 26, 2025 compared to 7.9% for the three months ended December 27, 2024. The increase in Adjusted EBITDA and Adjusted EBITDA margin was largely due to increases associated with improved operational performance and cost control in our mechanical and construction business.

Exhibit 99.1

Liquidity & Capital Resources

On January 28, 2026, Atkore’s Board of Directors approved a quarterly dividend payment of $0.33 per share of common stock payable on February 27, 2026 to stockholders of record on February 17, 2026.

Full-Year Outlook1

The Company is maintaining its estimated range for fiscal year 2026 Adjusted EBITDA at $340 to $360 million and Adjusted net income per diluted share at $5.05 to $5.55.

The Company notes that this perspective may vary due to changes in assumptions or market conditions and other factors described under “Forward-Looking Statements.”

Conference Call Information

Atkore management will host a conference call today, February 3, 2026, at 8 a.m. Eastern time, to discuss the Company’s financial results. The conference call may be accessed by dialing (888) 330-2446 (domestic) or (240) 789-2732 (international). The call will be available for replay until February 17, 2026. The replay can be accessed by dialing (800) 770-2030 for domestic callers, or for international callers, (609) 800-9909. The passcode for the live call and the replay is 5592214.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.atkore.com. The online replay will be available on the same website immediately following the call.

To learn more about the Company, please visit the Company’s website at https://investors.atkore.com.

About Atkore Inc.

Atkore is a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications. With 5,400 employees and $2.9B in sales in fiscal year 2025, we deliver sustainable solutions to meet the growing demands of electrification and digital transformation. To learn more, please visit www.atkore.com.

Dissemination of Company Information
Atkore intends to make future announcements regarding company developments and financial performance through its website, www.atkore.com, as well as through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls, media broadcasts, and webcasts.

Media Contact:
Lisa Winter
Vice President - Communications
708-225-2453
AtkoreCommunications@atkore.com

Investor Contact:
Matthew Kline
Vice President - Treasury & Investor Relations
708-225-2116
Investors@atkore.com
1 Reconciliations of the forward-looking full-year 2026 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Exhibit 99.1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties disclosed in the Company’s filings with the SEC including but not limited to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies, including application of tariffs; adverse weather conditions; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments, including inability or unwillingness to pay our invoices on time, with respect to one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; widespread outbreak of diseases; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand and changes in our business and valuation assumptions; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; changes in foreign laws and legal systems; our inability to introduce new products effectively or implement our innovation strategies; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our

Exhibit 99.1

acquisition agreements to fully protect us from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of additional expenses, increases in the complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to “conflict minerals”; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; failure to generate cash sufficient to pay dividends; challenges attracting and retaining key personnel or high-quality employees; future changes to tax legislation; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; and other risks and factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, interest expense, net, stock-based compensation, loss on extinguishment of debt, gains and losses on the divestiture of a business, impairment of assets, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Net sales.

We believe Adjusted EBITDA and Adjusted EBITDA margin, when presented in conjunction with comparable GAAP measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and certain non-cash items. We define Adjusted net income as net income before stock-based compensation, loss on extinguishment of debt, loss on assets held for sale, gains and losses on the divestiture of a business (including any additional tax adjustments related to those divestitures), insurance recoveries, asset impairment charges, intangible asset amortization, certain legal matters

Exhibit 99.1

and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic and diluted net income per share excluding the per share impact of stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

Free Cash Flow

We define Free Cash Flow as net cash provided by (used in) operating activities, less capital expenditures. We believe that Free Cash Flow provides meaningful information regarding the Company’s liquidity.

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
(in thousands, except per share data)	December 26, 2025	December 27, 2024
Net sales	$655,548	$661,597
Cost of sales	529,615	490,509
Gross profit	125,933	171,088
Selling, general and administrative	99,552	91,451
Intangible asset amortization	6,310	11,699
Operating income	20,071	67,938
Interest expense, net	6,899	8,209
Other (income) expense, net	(2,327)	1,133
Income before income taxes	15,499	58,596
Income tax expense	465	12,260
Net income	$15,034	$46,336

Net income per share
Basic	$0.44	$1.32
Diluted	$0.44	$1.31

ATKORE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	December 26, 2025	September 30, 2025
Assets
Current Assets:
Cash and cash equivalents	$443,771	$506,699
Accounts receivable, less allowance for current and expected credit losses of $2,985 and $5,128, respectively	484,125	447,035
Inventories, net	469,334	484,845
Prepaid expenses and other current assets	174,642	162,225
Total current assets	1,571,872	1,600,804
Property, plant and equipment, net	568,123	594,266
Intangible assets, net	154,684	160,758
Goodwill	294,876	294,485
Right-of-use assets, net	150,918	156,679
Deferred tax assets	39,036	35,863
Other long-term assets	9,072	9,067
Total Assets	$2,788,581	$2,851,922
Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$3,730	$3,730
Accounts payable	225,110	241,246
Income tax payable	1,764	720
Accrued compensation and employee benefits	35,249	49,192
Customer liabilities	98,955	128,538
Lease obligations	27,077	26,995
Other current liabilities	67,780	74,098
Total current liabilities	459,665	524,519
Long-term debt	757,323	756,802
Long-term lease obligations	137,883	144,293
Deferred tax liabilities	13,496	13,451
Other long-term liabilities	14,944	14,516
Total Liabilities	1,383,311	1,453,581
Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 33,750,639 and 33,665,258 shares issued and outstanding as of December 26, 2025 and September 30, 2025, respectively	338	338
Additional paid-in capital	527,152	526,600
Retained earnings	892,975	889,391
Accumulated other comprehensive loss	(15,195)	(17,988)
Total Equity	1,405,270	1,398,341
Total Liabilities and Equity	$2,788,581	$2,851,922

ATKORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
(in thousands)	December 26, 2025	December 27, 2024
Operating activities:
Net income	$15,034	$46,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,118	29,333
Gain on sale of business	(2,275)	—
Deferred income taxes	(3,243)	(73)
Stock-based compensation	4,020	6,097
Amortization of right-of-use assets	8,452	8,690
Other non-cash adjustments to net income	9,664	173
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(45,874)	11,733
Inventories	3,397	(3,072)
Prepaid expenses and other current assets	5,368	(10,061)
Accounts payable	(13,736)	(6,963)
Accrued and other liabilities	(49,396)	471
Lease assets and liabilities	(8,961)	(7,765)
Income taxes	(12,850)	(6,085)
Other, net	(1,215)	5,560
Net cash provided by (used in) operating activities	(55,497)	74,374
Investing activities:
Capital expenditures	(11,758)	(41,295)
Proceeds from sale of a business	18,388	—
Other, net	7	158
Net cash provided by (used in) investing activities	6,637	(41,137)
Financing activities:
Issuance of common stock, net of shares withheld for tax	(3,466)	(5,864)
Repurchase of common stock	—	(50,011)
Finance lease payments	(721)	(672)
Dividends paid to shareholders	(11,138)	(11,121)
Net cash used in financing activities	(15,325)	(67,668)
Effects of foreign exchange rate changes on cash and cash equivalents	1,257	(6,510)
Decrease in cash and cash equivalents	(62,928)	(40,941)
Cash and cash equivalents at beginning of period	506,699	351,385
Cash and cash equivalents at end of period	$443,771	$310,444

	Three months ended
(in thousands)	December 26, 2025	December 27, 2024
Supplementary Cash Flow Information
Capital expenditures, not yet paid	$1,144	$2,191
Operating lease right-of-use assets obtained in exchange for lease liabilities	$1,259	$1,791
Free Cash Flow:
Net cash provided by operating activities	$(55,497)	$74,374
Capital expenditures	(11,758)	(41,295)
Free Cash Flow:	$(67,255)	$33,079

ATKORE INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented:

	Three months ended
(in thousands)	December 26, 2025	December 27, 2024
Net income	$15,034	$46,336
Interest expense, net	6,899	8,209
Income tax expense	465	12,260
Depreciation and amortization	36,118	29,333
Stock-based compensation	4,020	6,097
Transaction costs	6,271	35
(Gain) loss on sale of business	(2,275)	—
Other (a)	2,614	(3,120)
Adjusted EBITDA	$69,146	$99,150

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, (gain) loss on assets held for sale, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans, insurance recoveries and restructuring costs.

ATKORE INC.
SEGMENT INFORMATION

The following table presents reconciliations of Net sales and calculations of Adjusted EBITDA Margin by segment for the periods presented:

	Three months ended
	December 26, 2025			December 27, 2024
(in thousands)	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin	Net sales	Adjusted EBITDA	Adjusted EBITDA Margin
Electrical	$469,554	$55,102	11.7%	$465,355	$92,387	19.9%
Safety & Infrastructure	186,252	30,187	16.2%	196,724	15,579	7.9%
Eliminations	(258)			(482)
Consolidated operations	$655,548			$661,597

ATKORE INC.
ADJUSTED NET INCOME PER DILUTED SHARE

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three months ended
(in thousands, except per share data)	December 26, 2025	December 27, 2024
Net income	$15,034	$46,336
Stock-based compensation	4,020	6,097
Intangible asset amortization	6,310	11,699
(Gain) on sale of business	(2,275)	—
Accelerated depreciation(b)	8,165	—
Other (a)	1,086	(3,441)
Pre-tax adjustments to net income	17,306	14,355
Tax effect	(4,327)	(3,589)
Adjusted net income	$28,013	$57,102

Diluted weighted average common shares outstanding	33,905	35,040
Net income per diluted share	$0.44	$1.31
Adjusted net income per diluted share	$0.83	$1.63

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, loss on assets held for sale, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans and insurance recoveries.

(b) Additional depreciation related to plant closures described in Note 5, “Restructuring Charges.”

ATKORE INC.
NET DEBT

The following table presents reconciliations of Net debt to Total debt for the periods presented:

($ in thousands)	December 26, 2025	September 30, 2025	June 27, 2025	March 28, 2025	December 27, 2024	September 30, 2024
Short-term debt and current maturities of long-term debt	$3,730	$3,730	$—	$—	$—	$—
Long-term debt	$757,323	$756,802	$764,387	$765,913	$765,375	$764,838
Total debt	761,053	760,532	764,387	765,913	765,375	764,838
Less cash and cash equivalents	443,771	506,699	331,017	330,385	310,444	351,385
Net debt	$317,282	$253,833	$433,370	$435,528	$454,931	$413,453

TTM Adjusted EBITDA (a)	$356,390	$386,356	$455,629	$561,833	$657,338	$771,713

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. The reconciliation of Adjusted EBITDA for the quarter ended September 30, 2025 can be found in Exhibit 99.1 to Form 8-K filed November 26, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended June 27, 2025 can be found in Exhibit 99.1 to Form 8-K filed August 5, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended March 28, 2025 can be found in Exhibit 99.1 to Form 8-K filed May 6, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended December 27, 2024 can be found in Exhibit 99.1 to Form 8-K filed February 4, 2025 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended September 30, 2024 can be found in Exhibit 99.1 to Form 8-K filed November 21, 2024 and is incorporated by reference herein.

ATKORE INC.
TRAILING TWELVE MONTHS ADJUSTED EBITDA

The following table presents a reconciliation of Adjusted EBITDA for the trailing twelve months (TTM) ended December 26, 2025:

	TTM	Three months ended
(in thousands)	December 26, 2025	December 26, 2025	September 30, 2025	June 27, 2025	March 28, 2025
Net income (loss)	$(46,481)	$15,034	$(54,420)	$42,962	$(50,057)
Interest expense, net	31,959	6,899	7,926	8,873	8,261
Income tax expense (benefit)	(15,210)	465	(11,350)	12,128	(16,452)
Depreciation and amortization	131,318	36,118	36,929	29,033	29,238
Stock-based compensation	21,484	4,020	2,505	7,246	7,713
Loss on the extinguishment of debt	795	—	795	—	—
Transaction costs	6,528	6,271	42	41	174
(Gain) loss on sale of business	3,968	(2,275)	142	—	6,101
Asset impairment charges	214,387	—	86,654	—	127,733
Other (a)	7,641	2,614	1,692	(362)	3,697
Adjusted EBITDA	$356,390	$69,146	$70,915	$99,921	$116,408

(a) Represents other items, such as inventory reserves and adjustments, (gain) loss on disposal of property, plant and equipment, (gain) loss on assets held for sale, realized or unrealized (gain) loss on foreign currency impacts of intercompany loans, insurance recoveries and restructuring costs.